Securities Ownership of Certain Beneficial Owners and Management.

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
 Title of          Name and address                      Amount and nature           Percent of
Class              Of beneficial owner                   of beneficial ownership     Class
------------------------------------------------------------------------------------------------------------
Common       Richard Manley                             900,000                          12%
                      c/o Clarks Fork Oil & Gas

Common      Joseph Puglia                                  750,000                          10%
                     c/o Clarks Fork Oil & Gas

Common      Glen Watson                                   850,000                          11%
                     c/o Clarks Fork Oil & Gas

Common      Kenneth Yeh                                2,689,700                          36%
                     c/o Clarks Fork Oil & Gas

Common      Greg Amor                                      375,000                            5%
                     Secretary, Director
                     500 108th Avenue NE
                     Suite 1710
                     Bellevue, WA 98004

Common      J. Frank Callaghan                          375,000                             5%
                     President, Director
                     500 108th Avenue NE
                     Suite 1710
                     Bellevue, WA 98004

Common     Officers and Directors, as a Group  750,000                          10%
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